UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

Serena Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25285	94-2669809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Campus Drive 3rd Floor,

San Mateo, California 94403-2538

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 522-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Executive Compensation. On August 16, 2006, Serena Software, Inc. (“Serena”) adopted FY 2007 Executive Annual Incentive Plans for its executive officers. Under the terms of these plans, the executive officers will be eligible to receive performance-based incentive bonuses with target payouts ranging from 40% to 100% of a participant’s annual base salary. The actual bonus amounts are subject to achievement of one or more of the following metrics: (a) with regard to all of our executive officers, achievement of targeted EBITA (earnings before interest, taxes and amortization); (b) with regard to our Senior Vice President, General Counsel, Senior Vice President, Research and Development, and Vice President, Worldwide Marketing, achievement of management objectives applicable to the executive officer; and (c) with regard to our Senior Vice President, Research and Development, and Vice President, Worldwide Marketing, achievement of expense targets applicable to the executive officer’s functional area. The incentive bonuses are calculated and paid out on an annual basis for our Chief Executive Officer and Chief Financial Officer, and on a quarterly basis for our other executive officers. The form of the FY 2007 Executive Annual Incentive Compensation Plan is filed as Exhibit 10.01 to this Current Report and is incorporated herein by reference.

Board Compensation. On August 16, 2006, the board of directors of Serena (“Board”) approved a cash and equity compensation program for the independent directors of the Board. The cash compensation component of the program consists of an annual retainer of $35,000, payable in equal installments on a quarterly basis. The equity compensation component of the program consists of an initial stock option grant to acquire 40,000 shares of Serena’s common stock under Serena’s 2006 Stock Incentive Plan (“Plan”), to be granted as of the date of nomination to the Board, with an exercise price equal to the fair market value of the common stock on the date of grant and vesting over a four year period; and an annual stock option grant to acquire 10,000 shares of common stock under the Plan, granted on or about each anniversary of the date of nomination to the Board, with an exercise price equal to the fair market value of the common stock on the date of grant, vesting on the first anniversary of the date of grant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 16, 2006, the Board nominated Elizabeth Hackenson as a director to Serena’s board of directors. Pursuant to the terms of the Stockholders Agreement dated March 10, 2006 (“Stockholders Agreement”), a copy of which is filed as Exhibit 10.02 to this Current Report and is incorporated herein by reference, Ms. Hackenson was designated by the Co-Investors and approved by the SLP Investors as the Independent Co-Investor Designee, as such terms are defined in the Stockholders Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation. On August 16, 2006, the Board approved, and on August 17, 2006, Serena filed with the Secretary of State of the State of Delaware, the Restated Certificate of Incorporation of Serena Software, Inc. for purposes of conforming the definition of “affiliate” and “Voting Control Event” with the terms of the Stockholders Agreement and limiting the eligibility under the indemnification provisions of the certificate of incorporation to the directors and officers of Serena and its affiliated entities. The restated certificate of incorporation is filed as Exhibit 3.01 to this Current Report and is incorporated herein by reference.

Bylaws. On August 16, 2006, the Board approved an amendment to Article VII of Serena’s bylaws for purposes of limiting the eligibility under the indemnification provisions of the bylaws to the directors and officers of Serena and its affiliated entities. The amended bylaws are filed as Exhibit 3.02 to this Current Report and are incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.01	Restated Certificate of Incorporation of Serena Software, Inc.

3.02	By-Laws of Serena Software, Inc., as amended

10.01*	FY 2007 Executive Annual Incentive Plan

10.02	Stockholders Agreement by and among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055) filed by Silver Lake Partners II, L.P., with the Securities and Exchange Commission on March 16, 2006)

*	Indicates a management contract or compensatory plan or arrangement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC. (registrant)

By:	/S/ ROBERT I. PENDER, JR.
Name:	Robert I. Pender, Jr.
Title:	Chief Financial Officer

Date: August 21, 2006

Exhibit Index

Exhibit No.	Exhibit Description
3.01	Restated Certificate of Incorporation of Serena Software, Inc.

3.02	By-Laws of Serena Software, Inc., as amended

10.01*	FY 2007 Executive Annual Incentive Plan

10.02	Stockholders Agreement by and among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055) filed by Silver Lake Partners II, L.P., with the Securities and Exchange Commission on March 16, 2006)

*	Indicates a management contract or compensatory plan or arrangement